Exhibit 10.7

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of May 14, 2004, by and among those persons and entities listed on Exhibit A attached hereto (each individually a “Seller” and collectively, the “Sellers”), Oakridge Consulting, Inc., acting hereunder through Michael Salvati, not individually, but solely as agent for the Sellers (the “Sellers’ Representative”), RV Acquisition Inc., a Delaware corporation (the “Buyer”), and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, on April 27, 2004, LD Holdings, Inc., a Delaware corporation (“LDH”), Lazy Days’ R.V. Center, Inc., a Florida corporation (“Lazy Days”, and together with LDH, collectively referred to herein as the “Companies”), the Employee Stock Ownership Plan and Trust for Employees of Lazy Days (the “ESOP”), the Sellers’ Representative, the Sellers and the Buyer entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase all of the issued and outstanding shares of capital stock of LDH from the Sellers and the ESOP (other than the Contributed Shares (as defined below)); and

WHEREAS, on May 14, 2004, the Sellers and the Buyer entered into that certain Contribution Agreement pursuant to which each of the Sellers contributed a certain number of its shares of capital stock of LDH in exchange for a certain number of shares (the “Escrow Shares”) of Series A Preferred Stock, $0.01 par value per share, of the Buyer (the “Buyer Preferred Stock”); and

WHEREAS, on the date hereof, pursuant to Section 2.2(a) of the Purchase Agreement, the Buyer is required to deliver to the Escrow Agent for deposit into escrow (1) an amount in cash equal to Twenty Million Dollars ($20,000,000.00) (the “Escrow Cash” and together with the Escrow Shares, the “Escrow Funds”), and (2) the stock certificate representing all of the Escrow Shares; and

WHEREAS, the Purchase Agreement provides that the Escrow Funds are intended to provide security in respect of the indemnification obligations of the Sellers to the Buyer upon the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Funds will be deposited into, held in, and disbursed from, the escrow, and to set forth the procedure for satisfaction of any Covered Claims (as defined below); and

WHEREAS, it is a condition precedent to the Closing that the parties hereto shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                                       Appointment and Acceptance.  The Buyer and the Sellers hereby appoint the Escrow Agent as escrow agent for the purposes and upon the terms and conditions hereinafter set forth.  The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent hereunder, to hold, invest and dispose of any Escrow Cash and to hold the Escrow Shares, in each case received by it hereunder in accordance with the terms and conditions hereinafter set forth.

2.                                       Sellers’ Representative. The Sellers’ Representative shall act as agent and representative on the behalf of each of the Sellers with respect to all matters in connection with this Agreement.  Each of the Sellers authorizes the Sellers’ Representative to take any and all actions as required hereunder or in connection herewith, whether or not specifically described herein.  Any action taken or communication given or received by the Sellers’ Representative shall be deemed to be taken, given or received by each of the Sellers.

3.                                       Purchase Agreement Not Limited by this Agreement. This Agreement and the deposit of the Escrow Funds are without prejudice to, and are not in limitation of, any obligations of the Sellers or the Buyer in respect of any of their respective covenants, representations or warranties contained in the Purchase Agreement or the respective rights of the Sellers or the Buyer thereunder. The amount of the Escrow Funds to be disbursed hereunder for Covered Claims (as defined below) is subject to the limitations of the Purchase Agreement, including, without limitation, those contained in Article XI thereof.

4.                                       Deposit of Escrow Cash.  On the date hereof, the Buyer delivered, or caused to be delivered, to the Escrow Agent the Escrow Cash via wire transfer of immediately available funds to an account designated in writing by the Escrow Agent. All interest or income earned on the Escrow Cash shall not be part of the Escrow Cash and shall be distributed in accordance with Section 12(a) of this Agreement.  Receipt of the Escrow Cash is hereby acknowledged by the Escrow Agent.

5.                                       Deposit of Escrow Shares; Dividends. On the date hereof, the Buyer delivered, or caused to be delivered, to the Escrow Agent a stock certificate representing the Escrow Shares with a stock transfer power in blank, undated and signed by Sellers’ Representative for such certificate. Receipt of the Escrow Shares is hereby acknowledged by the Escrow Agent.  If and when cash dividends or proceeds of any sale are paid in respect of any Escrow Share, the Escrow Agent shall deposit such dividends or proceeds into a non-interest bearing account designated in writing by the Escrow Agent.  Cash dividends or proceeds of any sale that are paid in respect of any Escrow Shares shall not be part of the Escrow Cash and shall be distributed in accordance with the Sections 9 and 12(b) of this Agreement.

6.                                       Indemnification Schedule; Value of Escrow Shares.  On the date hereof, the Sellers’ Representative delivered to the Escrow Agent and the Buyer, a listing attached hereto as Exhibit B (the “Indemnification Schedule”) of the names, current addresses and Tax Identification Numbers of each Seller and setting forth the pro rata portion (expressed as a percentage carried out to the fourth number past the decimal point) (as updated in accordance with the terms hereof, the “Escrow Amount Pro Rata Portion”) of the indemnification obligations under the Purchase Agreement as of the Closing Date (without regard to any adjustment pursuant to Article III or IV of the Agreement Among Sellers, dated April 27, 2004, by and among the Companies, the ESOP, the Sellers’ Representative and the Sellers (the “Agreement Among Sellers”)).  On each Reallocation Date (as defined in the Agreement Among Sellers), the Sellers’ Representative shall deliver to the Escrow Agent and the Buyer, an updated Exhibit B showing the reallocated Escrow Amount Pro Rata Portion for each Seller.  The Sellers hereby agree that the sum of the Escrow Amount Pro Rata Portions of each Seller as listed on Exhibit B shall at all times equal 100.0000%.  For purposes hereunder, including for the purpose of compensating the Buyer for its Losses pursuant Section 9(c) of this Agreement, the value of each Escrow Share (or proceeds of any sale of such Escrow Share) shall be equal to $1,000, subject to adjustment to reflect the effect of any stock split, reverse split, exchange or readjustment of shares, reclassification, reorganization, recapitalization or other like change with respect to the Buyer Preferred Stock occurring after the date of this Agreement.

7.                                       Purpose of Agreement.  The Sellers and the Buyer represent that this Agreement has been executed and the deposit of the Escrow Funds hereunder have been made pursuant to Section 2.2(a) of the Purchase Agreement for the purpose of paying any liabilities of the Sellers (a) to the Buyer pursuant to the indemnification obligations of the Sellers under (i) Section 11.3(a) (other than breaches of the ERISA Representations and the Tax Representations), (ii) Section 11.3(b) (other than breaches of ESOP related covenants), (iii) Section 11.3(d), (iv) Section 11.3(e), and (v) Section 11.4 of the Purchase Agreement for which the Buyer has asserted a Notice of Claim (as defined below) during the time period prescribed in Section 9(a) below (a “General Indemnity Claim”), and (b) to the Buyer pursuant to the indemnification obligations of the Sellers under (i) Section 11.3(a) solely with respect to breaches of the ERISA Representations and the Tax Representations, (ii) Section 11.3(b) solely with respect to breaches of ESOP related covenants, and (iii) Section 11.3(c) for which the Buyer has asserted a Notice of Claim during the time period prescribed in Section 9(b) below (an “ESOP Indemnity Claim”, and together with the General Indemnity Claims, collectively, the “Covered Claims”).

8.                                       Notice of Claims Below Threshold. The Buyer hereby agrees to deliver a written notice to the Sellers’ Representative and the Escrow Agent regarding each claim which but for the $1,000,000 (the “Threshold Amount”) limit set forth in Section of 11.8(a) of the Purchase Agreement would be payable from the escrow pursuant to the terms hereof.  Such notice shall contain (a) a reasonably detailed description of the event or circumstances giving rise to the claim, (b) a specification of the estimated dollar amount attributable to such claim, and (c) a certification that the information contained in the notice is being submitted in good faith; provided that the failure to provide any such notice shall not in and of itself affect the Buyer’s right to indemnification under the Purchase Agreement, unless as a result of such failure to deliver notice, the Sellers were directly and materially prejudiced or damaged.  To the extent that the Sellers’ Representative disagrees that such claim should be attributable to the Threshold Amount, such disagreement shall be resolved pursuant to procedures set forth in Section 9(e) as if such amounts were payable from the escrow.

9.                                       Distribution of Escrow Funds.

(a)                                  If, at any time prior to August 14, 2005, the Buyer shall claim that it is entitled to indemnification as a result of any General Indemnity Claim(s), the Buyer shall, prior to such date, give written notice (the “Notice of Claim”) to the Sellers’ Representative and the Escrow Agent, which shall provide (i) a reasonably detailed description, to the extent then known, of the event or circumstances giving rise to the General Indemnity Claim, and (ii) a specification of the dollar amount of any potential Losses for which indemnification may be claimed.  In no event shall greater than Twelve Million Dollars ($12,000,000.00) in Escrow Cash be distributed to the Buyer for General Indemnity Claims (the “General Indemnity Cap”).  No Escrow Shares (or proceeds of any sale thereof) shall be distributed to the Buyer for General Indemnity Claims.

(b)                                 If, at any time prior to the expiration of the twenty-four month period following the date of the filing of the final Form 5500 Annual Report relating to the termination of the ESOP, the Buyer shall claim that it is entitled to indemnification as a result of any ESOP Indemnity Claim(s), the Buyer shall, prior to such date, give Notice of Claim to the Sellers’ Representative and the Escrow Agent which shall provide (i) a reasonably detailed description, to the extent then known, of the event or circumstances giving rise to the ESOP Indemnity Claim, and (ii) a specification of the dollar amount of any potential Losses for which indemnification may be claimed.

(c)                                  Notwithstanding anything to the contrary contained herein, (i) no Buyer claim shall run against the Escrow Shares (or proceeds of any sale thereof) until the date of the first to occur of (A) the balance of the Escrow Cash is equal to zero as a result of the payment of Covered Claims pursuant to Section 9(a) and Section 9(b), or (B) all of Escrow Cash has been released in accordance with Section 12(a), (ii) the aggregate amount of cash required to be paid by the Sellers pursuant to Section 9(a) and Section 9(b) for any Covered Claim(s) shall not exceed the Escrow Cash held in escrow hereunder at the time of any required payment, and (iii) the aggregate amount required to be paid by the Sellers pursuant to Section 9(a) and Section 9(b) for any Covered Claims shall not exceed the Escrow Funds held in escrow hereunder at the time of any required payment.

(d)                                 If the Escrow Agent shall have (i) received a Notice of Claim from the Buyer pursuant to Section 9(a) or Section 9(b) hereof, within the applicable timeframes provided in such sections, the Escrow Agent shall promptly deliver a copy thereof to the Sellers’ Representative.  Within 15 business days after delivery by the Escrow Agent of a copy of such Notice of Claim to the Sellers’ Representative (the “Notice Period”), the Sellers’ Representative may deliver to the Escrow Agent a written notice (the “Protest Notice”) objecting to the request for payment of the Escrow Funds stated in the Notice of Claim.  The Protest Notice shall provide the amount to which the objection is being made, and shall describe in reasonable detail the reasons for such objection.  If the Escrow Agent has not received a Protest Notice prior to the expiration of the Notice Period, then upon expiration of the Notice Period, the Escrow Agent shall immediately pay to the Buyer the Escrow Funds requested in the Notice of Claim.  Payment of the entire amount set forth in the Notice of Claim, either in cash or by or surrender of the requested number of Escrow Shares or proceeds of any sale thereof (or, if applicable, some combination of cash and Escrow Shares (or proceeds of any sale thereof)), as applicable, shall be deemed a full discharge of the Covered Claims specifically set forth in the applicable Notice of Claim.  If the Escrow Agent has received a Protest Notice which objects, in part, to the distribution of the Escrow Funds stated in the Notice of Claim, then the Escrow Agent shall immediately distribute to the Buyer the Escrow Funds requested in the Notice of Claim for which no objection has been raised in the Protest Notice.  Upon the surrender of any of the Escrow Shares, the Buyer shall execute and deliver to the Escrow Agent a replacement certificate of Buyer Preferred Stock for the remaining number of Escrow Shares, and the Sellers’ Representative shall execute and deliver a stock transfer power in blank, undated and signed by Sellers’ Representative for such replacement certificate.

(e)                                  If the Escrow Agent receives a Protest Notice from the Sellers’ Representative, the Escrow Agent shall promptly deliver a copy of the Protest Notice to the Buyer, and shall not deliver the disputed amount of the Escrow Funds set forth in the Notice of Claim to the Buyer until the Escrow Agent shall have received one of the following:

(i)  A certified copy of a final and unappealable order, decree or judgment issued or rendered by a court of competent jurisdiction (a “Final Decision”), with respect to the Notice of Claim which is the subject of the Protest Notice; or

(ii)  A joint written direction executed by the Buyer and the Sellers’ Representative directing the distribution of the Escrow Funds.

Upon receipt of either (i) or (ii) above, the Escrow Agent shall immediately deliver the Escrow Funds in accordance with the terms of such Final Decision or joint direction or affidavit, as the case may be.

10.                                 Investment of Escrow Cash. The Escrow Agent shall invest the Escrow Cash, from time to time, in the Wells Fargo Government Money Market Fund #743, or such similar or successor fund offered by the Escrow Agent, or such other investments designated in writing jointly by the Buyer and the Sellers’ Representative. Such investments of the Escrow Cash may be executed by the Escrow Agent’s own bond department.  The proceeds of all investments made hereunder (the “Escrow Proceeds”) shall be distributed in accordance with this Agreement.  The Escrow Agent shall deliver monthly statements to the Buyer and the Sellers’ Representative in accordance with the Escrow Agent’s regular practice.  The parties hereby agree that, except for the foregoing, the Escrow Agent shall have no obligations to monitor, or advise the parties with respect to, such investments.

11.                                 General Indemnity Claim Amount. On August 14, 2005, the Escrow Agent shall deliver a written statement setting forth the aggregate amount of the Escrow Cash and/or Escrow Shares, as applicable, paid in connection with, or subject to, any General Indemnity Claims or ESOP Indemnity Claims; provided, that to the extent any claims involve both General Indemnity Claims and ESOP Indemnity Claims, the Parties agree to estimate in good faith the amounts attributable to each type of claim.

12.                                 Release Dates and Termination of Escrow.

(a)                                  On May 14, 2006 (the “Initial Release Date”), the Escrow Agent shall ascertain the amount of the balance of the Escrow Cash (the “Initial Escrow Balance”) and disburse from the Escrow Cash to the Sellers an amount (the “Initial Disbursement Amount”) equal to the (i) Initial Escrow Balance minus (ii) the amount of the Escrow Cash, if any, then covered by (A) a Notice of Claim which is subject to a Protest Notice as provided in Section 9, (B) a Notice of Claim which is not subject to a Protest Notice but which was delivered to the Sellers’ Representative by the Escrow Agent prior to the Initial Release Date, and/or (C) a Notice of Claim determined to be valid and no longer subject to a Protest Notice, but not yet paid to the Buyer.  The Escrow Agent shall promptly distribute, at the direction of the Sellers’ Representative, the Initial Disbursement Amount to each of the Sellers in an amount equal to such Seller’s Escrow Amount Pro Rata Portion of the Initial Disbursement Amount.  Any Escrow Cash not distributed on the Initial Release Date shall be distributed by the Escrow Agent upon receipt by the Escrow Agent of the documentation described in clauses (i) or (ii) of Section 9(e) above.  Upon final distribution of the Escrow Cash, the Escrow Agent shall promptly distribute to each Seller the Escrow Proceeds multiplied by the quotient of (1) the amount of Escrow Cash distributed to such Seller divided by (2) $20,000,000, and shall distribute the remainder of the Escrow Proceeds to the Buyer.  If on the Initial Release Date, there is an amount of Escrow Cash covered by a Notice of Claim that is subject to a Protest Notice, and such dispute cannot be resolved by the Buyer and the Sellers within 90 days after the Initial Release Date, the Escrow Agent shall petition any state or federal court sitting in Chicago, Illinois with respect to such dispute.

(b)                                 On the date that is twenty-four months following the date of the filing of the final Form 5500 Annual Report relating to the termination of the ESOP (as notified in writing to the Escrow Agent by the Buyer and the Sellers’ Representative) (the “Final Release Date”), the Escrow Agent shall ascertain the final balance of the Escrow Shares and disburse from the Escrow Shares to the Sellers all of the Escrow Shares (including all dividends, whether paid or unpaid, on such Escrow Shares) and proceeds of any sale thereof then in escrow minus the Escrow Shares (including all dividends, whether paid or unpaid, on such Escrow Shares) and proceeds of any sale thereof, if any, then covered by (i) a Notice of Claim which is subject to a Protest Notice as provided in Section 9, (ii) a Notice of Claim which is not subject to a Protest Notice but which was delivered to the Sellers’ Representative by the Escrow Agent prior to the Final Release Date, or (iii) a Notice of Claim determined to be valid and no longer subject to a Protest Notice, but not yet paid to the Buyer.  If no Notice of Claim shall have been delivered to the Sellers’ Representative and the Escrow Agent prior to the Final Release Date, no Escrow Shares shall thereafter be retained by the Escrow Agent.  The Escrow Agent shall promptly distribute, at the direction of the Sellers’ Representative, to each of the Sellers an amount equal to such Seller’s Escrow Amount Pro Rata Portion of the balance of the Escrow Shares (including all dividends, whether paid or unpaid, on such Escrow Shares) and any proceeds of any sale thereof, and any cash dividends remaining after such distribution shall be promptly distributed to the Buyer.  The Buyer shall execute and deliver replacement certificates of Buyer Preferred Stock as requested by the Sellers’

Representative to make such disbursements hereunder, and such certificates will not contain a legend about this Agreement but will contain such other restrictive legends as set forth on the certificate delivered on the date hereof pursuant to Section 5.  If, on the Final Release Date, a Notice of Claim is subject to a Protest Notice or if, after the Final Release Date, a Notice of Claim is under objection pursuant to a Protest Notice in accordance with Section 9, then this Agreement shall continue in full force and effect with respect to the aggregate amount under objection until the Escrow Agent shall have been instructed as to the disposition thereof in accordance with the terms of Section 9.  If on the Final Release Date, there are any Escrow Shares covered by a Notice of Claim that is subject to a Protest Notice, and such dispute cannot be resolved by the Buyer and the Sellers within 90 days after the Final Release Date, the Escrow Agent shall petition any state or federal court sitting in Chicago, Illinois with respect to such dispute.

(c)                                  Notwithstanding the foregoing, this Agreement may be terminated at any time by and upon the receipt by the Escrow Agent of written notice of termination executed by both the Buyer and the Sellers’ Representative directing the distribution of all property then held by the Escrow Agent under and pursuant to this Agreement, and this Agreement shall automatically terminate if and when all the Escrow Funds (and all the securities in which any of the Escrow Cash shall have been invested, all Escrow Proceeds and all dividends and proceeds in respect of the Escrow Shares) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

(d)                                 The Escrow Agent is authorized to liquidate the securities held hereunder (other than the Escrow Shares) (unless directed in writing by either the Sellers’ Representative or the Buyer pursuant to Section 9(e)(ii) to distribute such securities in some other specified manner) to the extent necessary to distribute to the Sellers or the Buyer the Escrow Funds as provided in Section 9 and Section 12 and shall have no liability for any loss arising out of any such liquidation.

13.                                 Notices.  Any notices or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed to have been duly given upon (a) the date such notice is delivered personally to the recipient, (b) three days after the date mailed to the recipient by registered or certified mail, return receipt requested and postage prepaid, (c) one day after delivery to the recipient by a recognized overnight courier service (charges prepaid), (d) the next business day after the date of transmission if sent by electronic mail to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier or certified mail, or (e) the next business day after the date of transmission if sent by telecopy to the recipient (with written confirmation of receipt) with a confirmation copy to follow the next day to be delivered by overnight carrier or certified mail.  Such notices, demands and other communications shall be sent to the addresses as set forth below or at such other addresses as may be furnished in writing.

(a)	If to the Escrow Agent:
Wells Fargo Bank, National Association 230 W. Monroe Street, 29th Floor Chicago, IL 60606 Attention: Timothy P. Martin Tel: (312) 726-2137 Fax: (312) 726-2158 Email: timothy.martin@wellsfargo.com

(b)	If to the Sellers’ Representative:
Oakridge Consulting, Inc. 318 S. Elmwood Oak Park, IL 60302 Attention: Michael Salvati Tel: (708) 383-5426 Fax: (708) 383-7597 Email: mike.salvati@comcast.net with a copy (which shall not constitute notice) to:

Katten Muchin Zavis Rosenman 525 West Monroe Street, Suite 1600 Chicago, Illinois 60661 Attention: Howard S. Lanznar, Esq. Tel: (312) 902-5696 Fax: (312) 902-1061 E-mail: howard.lanznar@kmzr.com with a copy (which shall not constitute notice) to:

Holland & Knight LLP 701 Brickell Avenue, Suite 3000 Miami, FL 33131 Attention: Ronald Albert, Jr., Esq. Tel: (305) 789-7762 Fax: (305) 789-7799 Email: ralbert@hklaw.com

(c)	If to Alliance:

Alliance Holdings, Inc. 711 York Road, 2nd Floor Willow Grove, PA 19090 Attention: David B. Fenkell Tel: (215) 706-0873 Fax: (215) 706-0877 E-mail: fenkell@allianceholdings.com with a copy (which shall not constitute notice) to:

Squires, Sanders & Dempsey L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215-6150 Attention: Paul F. Sefcovic Tel: (614) 365-2738 Fax: (614) 365-2499 E-mail: psefcovic@ssd.com

(d)	If to PPM America Special Investment Fund, L.P. or PPM America Special Investments CBO II, L.P.:

PPM America, Inc.
225 West Wacker Drive, Suite 975
Chicago, IL 60606
Attention: Lori Seegers, Senior Vice President and
General Counsel and Bob O’Rourke, Senior
Managing Director
Tel: (312) 634-2501 and (312) 634-1220
Fax: (312) 634-0053 and (312) 634-0045
E-mail: lori.seegers@ppmamerica.com and
bob.orourke@ppmamerica.com

with a copy (which shall not constitute notice) to:

Latham & Watkins Sears Tower, Suite 5800 233 South Wacker Drive Chicago, IL 60606 Attention: James W. Doran, Esq. Tel: (312) 876-7664 Fax: (312) 993-9767 E-mail: james.doran@lw.com

(e)	If to Wallace:

Donald W. Wallace 6130 Lazy Days Boulevard Seffner, FL 33584 Tel: (813) 246-4999 Fax: (813) 246-4744

with a copy (which shall not constitute notice) to:

Holland & Knight LLP 701 Brickell Avenue, Suite 3000 Miami, FL 33131 Attention: Ronald Albert, Jr., Esq. Tel: (305) 789-7762 Fax: (305) 789-7799 E-mail: ralbert@hklaw.com

(f)	If to Provident Bank:

The Provident Bank 309 Vine Street 250D Cincinnati, OH 45202 Attention: Christopher B. Gribble Vice President Tel: (513) 579-2750 Fax: (513) 579-2858 Email: cgribble@providentbank.com with a copy (which shall not constitute notice) to:

Keating, Muething & Klekamp, P.L.L. 1400 Provident Tower One East Fourth Street Cincinnati, OH 45202 Attention: Gehl P. Babinec, Esq. Tel: (513) 579-6400 Fax: (513) 579-6457 Email: gbabinec@kmklaw.com

(g)	If to Lion Connecticut Holdings, Inc., as successor by merger to ReliaStar Financial Corp:

ING Investment Management LLC
Agent for Lion Connecticut Holdings, Inc..
100 Washington Avenue South
Suite 1635
Minneapolis, MN  55401-2121
Attention:  Chris Kenealy
Tel: (612) 342-7245
Fax: (612) 342-3561
Email:  chris.kenealy@inginvestment.com

with a copy (which shall not constitute notice) to:

ING Investment Management LLC 5780 Powers Ferry Road NW Suite 300 Atlanta, GA 30327 Attention: Michael B. Lisenby, Esq. Tel: (770) 690-4751 Fax: (770) 690-4899 Email: mike.lisenby@inginvestment.com

(h)	If to PB Capital Corporation:

PB Capital Corporation (f/k/a (USA) Capital Corp.) 590 Madison Avenue New York, NY 10022-2540 Attention: Chris Ruzzi Tel: (212) 756-5584 Fax: (212) 756-5536 Email: cruzzi@pb-us.com

(i)	If to the Buyer:

c/o Bruckmann, Rosser, Sherrill & Co., Inc. 126 East 56th Street New York, NY 10022 Attention: Thomas J. Baldwin Tel: 212-521-3700 Fax: 212-521-3703 Email: baldwin@brs.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP 153 East 53rd Street New York, NY 10022 Attention: Kimberly P. Taylor, Esq. Tel: 212-446-4800 Fax: 212-446-4900 Email: ktaylor@kirkland.com

14.                                 Escrow Agent’s Liability.  The Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent.  In the absence of bad faith, gross negligence or willful misconduct on its part, the Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Escrow Agent.  The Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it in good faith and without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, except for its own bad faith, gross negligence or willful misconduct.  The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

15.                                 Indemnification of Escrow Agent.  The Buyer and the Sellers hereby agree severally and not jointly (one-half to be borne by the Buyer and one-half to be borne by the Sellers out of the Escrow Funds, allocated among each of the Sellers in accordance with such Seller’s Escrow Amount Pro Rata Portion) to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement, carrying out its duties hereunder and accepting the Escrow Funds, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

16.                                 Escrow Agent to Follow Instructions of the Buyer and the Sellers’ Representative.  Notwithstanding any provision contained herein to the contrary, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow Funds (and the securities in which any of the Escrow Cash shall have been invested), as shall be directed in writing by both the Buyer and the Sellers’ Representative, provided that the Escrow Agent shall first be indemnified to its satisfaction with respect to any of its costs or expenses which might be involved.

17.                                 Resignation of the Escrow Agent.  The Escrow Agent, or any successor, may resign at any time upon giving written notice, thirty (30) calendar days before such resignation shall take effect, to the Buyer and the Sellers’ Representative.  In the event the Escrow Agent shall resign or be unable to serve, it shall be succeeded by such bank or trust company as the

Buyer and the Sellers’ Representative shall appoint, or if no appointment is made, by a bank or trust company appointed by a court of competent jurisdiction.  In the absence of a successor so appointed by the Buyer and the Sellers’ Representative, the Escrow Agent may petition such a court to appoint a successor escrow agent.  The resigning escrow agent shall transfer to its successor all monies, securities and investments then held subject to this escrow and all pending notices, instructions and directions then in its possession, and shall thereupon be discharged, and the successor shall thereupon succeed to all the rights, powers and duties and shall assume all of the obligations of the resigning escrow agent.

18.                                 Escrow Agent’s Fee and Expenses, Etc.

(a)                                  The Escrow Agent shall be entitled to a reasonable fee for its services rendered under this Agreement, and for reimbursement of extraordinary expenses incurred in performance of its duties which expenses are not included in said fee.  Unless agreed to otherwise in a writing signed by the Buyer and the Sellers’ Representative, said fees and expenses shall be borne one-half by the Buyer and one-half by the Sellers (out of the Escrow Funds, allocated among each of the Sellers in accordance with such Seller’s Escrow Amount Pro Rata Portion) in accordance with the fee schedule set forth as Exhibit C attached hereto.

(b)                                 In the event that any property deposited under this Agreement shall be attached, garnished, or levied upon any court order, or the delivery thereof shall be stayed or enjoined by an order of court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent shall deliver written notice to the parties with respect to such order, and the Escrow Agent is hereby expressly authorized in its sole direction, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

(c)                                  In the event that the Escrow Agent becomes involved in litigation on account of the property deposited hereunder or this Agreement, the Escrow Agent shall deliver written notice to the parties with respect to such litigation, and it shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all costs, attorneys’ and solicitors’ fees, charges, disbursements, and expenses in connection with such litigation.  The parties hereto agree to pay to the Escrow Agent on demand, its reasonable charges, counsel and attorneys’ fees, disbursements, and expenses in connection with such litigation, and such fees and expenses shall be borne one-half by the Buyer and one-half by the Sellers, allocated among each of the Sellers in accordance with such Seller’s Escrow Amount Pro Rata Portion.  If the parties hereto fail to pay the Escrow Agent on demand for such fees and expenses, the Escrow Agent shall be entitled to reimburse itself therefor out of the property deposited hereunder.  The Buyer hereby agrees that if the Buyer fails to pay to the Escrow Agent its portion of such fees and expenses, the Buyer shall reimburse the Sellers for that amount owed by the Buyer for which the Escrow Fund has been reduced.

(d)                                 In the event that conflicting demands are made upon it for any situation not addressed in this Agreement, the Escrow Agent may withhold performance of this escrow until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

(e)                                  The parties acknowledge that the Escrow Agent will have no obligations or responsibilities with respect to tax reporting of the parties, other than filing of Forms 1099 with the Internal Revenue Service.

19.                                 Assignment.  The obligations imposed and the rights conferred by this Agreement shall be binding upon and inure to the benefit of the respective heirs (including estates), successors and permitted assigns of the parties hereto, but will not be assignable or delegable by any party without the prior written consent of the other parties; provided, that notwithstanding the foregoing, any Seller may assign this Agreement and any or all of its rights, interest and obligations hereunder to any affiliate of such Seller without the prior written consent of any other party, so long as such assignment does not release such Seller from liability hereunder.

20.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

21.                                 SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.  EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.  EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 13.  THE SELLERS HEREBY CONSTITUTE AND APPOINT THE SELLERS’ REPRESENTATIVE AS THE AGENT OF THE SELLERS TO ACCEPT ALL SERVICE OF LEGAL PROCESS.  NOTHING IN THIS SECTION 13, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE

CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

22.                                 Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.

23.                                 Amendment.  This Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed by the Buyer, the Sellers’ Representative and the Escrow Agent.

24.                                 Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

25.                                 Enforceability.  If any provision of the Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement, and the Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

26.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

27.                                 Business Days.  If any notice under this Agreement is to be given on a day that is a Saturday, a Sunday or a day on which the Escrow Agent is closed, then such notice shall be given on the next succeeding day that is neither a Saturday, Sunday nor a day on which the Escrow Agent is closed.

[Signature Pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

SELLERS:

PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.

By:	PPM America, Inc., as Attorney-in-Fact

By:	/s/ Stuart J. Lissner
Name:	Stuart J. Lissner
Title:	Managing Director

LION CONNECTICUT HOLDINGS, INC., as successor by merger to RELIASTAR FINANCIAL CORP.

By:	/s/ David S. Pendergrass
Name:	David S. Pendergrass
Title:	Vice President and Treasurer

PPM AMERICA SPECIAL INVESTMENTS CBO II, L.P.

By:	PPM America, Inc., as Attorney-in-Fact

By:	/s/ Stuart J. Lissner
Name:	Stuart J. Lissner
Title:	Managing Director

PB CAPITAL CORPORATION

By:	/s/ Christopher J. Ruzzi
Name:	Christopher J. Ruzzi
Title:	Vice President

PB CAPITAL CORPORATION

By:	/s/ Lisa Moraglia
Name:	Lisa Moraglia
Title:	Assistant Vice President

THE PROVIDENT BANK

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Vice President

ALLIANCE HOLDINGS, INC., a Pennsylvania corporation

By:	/s/ David B. Fenkell
Name:	David B. Fenkell
Title:	President

/s/ Donald W. Wallace
DONALD W. WALLACE

SELLERS’ REPRESENTATIVE:

OAKRIDGE CONSULTING, INC.

By:	/s/ Michael Salavati
Name:	Michael Salvati
Title:	President

BUYER:

RV ACQUISITION INC.

By:	/s/ Nicholas Sheppard
Name:	Nicholas Sheppard
Title:	Vice President

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Timothy P. Martin
Name:	Timothy P. Martin
Title:	Vice President

EXHIBIT A

SELLERS

PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.

PPM AMERICA SPECIAL INVESTMENTS CBO II, L.P.

LION CONNECTICUT HOLDINGS, INC., as successor by merger to RELIASTAR FINANCIAL CORPORATION

THE PROVIDENT BANK

PB CAPITAL CORPORATION

ALLIANCE HOLDINGS, INC.

DONALD W. WALLACE

EXHIBIT B

INDEMNIFICATION SCHEDULE

Seller	Tax ID	Address	Escrow Amount Pro Rata Portion
PPM America Special Investments Fund, L.P.	36-4086849	225 West Wacker Drive, Suite 975 Chicago, IL 60606	28.0960%
PPM America special Investments CBO II, L.P.	98-0179401	225 West Wacker Drive, Suite 975 Chicago, IL 60606	33.0185%
Lion Connecticut Holdings, Inc., as successor by merger to Reliastar Financial Corporation	020488491	c/o ING Investment Management LLC 100 Washington Avenue So. Suite 1635 Minneapolis, MN 55401	8.0216%
The Provident Bank	31-041-2725	309 Vine Street, 250D Cincinnati, OH 45202	5.0135%
PB Capital Corporation	13-404-7091	590 Madison Avenue New York, NY 10022-2540	5.0135%
Alliance Holdings, Inc.	23-2795681	711 York Road, 2nd Floor Willow Grove, PA 19090	7.8098%
Donald W. Wallace	###-##-####	6130 Lazy Days Boulevard Seffner, FL 33584	13.0270%

EXHIBIT C

FEE SCHEDULE

Annual Charge	$5,000.00

Any out-of-pocket expenses, or extraordinary fees or expenses such as attorney’s fees or messenger cost’s, are additional and are not included in the above schedule.

These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination.  The annual fee is billed in advance and payable prior to that year’s service.